Exhibit 4.174

EXECUTION COPY

MASTER CONSENT AND WAIVER AGREEMENT DATED AS OF FEBRUARY 14, 2007

WHEREAS, Rental Car Finance Corp., a special purpose Oklahoma corporation (“RCFC”), Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”) and DTG Operations, Inc., an Oklahoma corporation (“DTG Operations”), desire to enter into the following amendments and amendments and restatements to the following agreements in connection with their asset-backed fleet financing program (such agreements, collectively, the “Amended Transaction Documents”):

a)            The Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC, as Issuer, and Deutsche Bank Trust Company Americas, as Trustee (the “Base Indenture”);

b)            The Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group II), dated as of February 14, 2007, between RCFC, as Lessor, DTG Operations, as Lessee and Servicer, and those subsidiaries of DTAG from time to time becoming Lessees and Servicers and DTAG, as Guarantor and Master Servicer;

c)            The Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group III), dated as of February 14, 2007, between RCFC, as Lessor, DTG Operations, as Lessee and Servicer, and those subsidiaries of DTAG, from time to time becoming Lessees and Servicers and DTAG, as Guarantor and Master Servicer;

d)            The Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group IV), dated as of February 14, 2007, between RCFC, as Lessor, DTG Operations, as Lessee and Servicer, and those subsidiaries of DTAG, from time to time becoming Lessees and Servicers and DTAG, as Guarantor and Master Servicer;

e)            The Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, between DTAG, as Master Servicer, RCFC, as a grantor, as a Financing Source and as a Beneficiary, DTG Operations, as a grantor and as Servicer, Various Lessee Grantors, Various Financing Sources, Various Beneficiaries Parties, and Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Master Collateral Agent;

f)            The Second Amended and Restated Series 1998-1 Supplement, dated February 14, 2007, between RCFC, as Issuer, and Deutsche Bank Trust Company Americas, as Trustee and Enhancement Agent;

g)            The Amended and Restated Series 2000-1 Supplement, dated as of February 14, 2007, between RCFC, as Issuer, and Deutsche Bank Trust Company Americas, as Trustee;

h)            The Amendment No. 3 to the Series 2003-1 Supplement, dated as of February 14, 2007, between RCFC, as Issuer, and Deutsche Bank Trust Company Americas, as Trustee;

i)            The Amendment No. 2 to the Series 2004-1 Supplement, dated as of February 14, 2007, between RCFC, as Issuer, and Deutsche Bank Trust Company Americas, as Trustee;

j)            The Amendment No. 1 to the Series 2005-1 Supplement, dated as of February 14, 2007, between RCFC, as Issuer, and Deutsche Bank Trust Company Americas, as Trustee;

k)            The Amendment No. 1 to the Series 2006-1 Supplement, dated as of February 14, 2007, RCFC, as Issuer, and Deutsche Bank Trust Company Americas, as Trustee;

l)	Amendment to the Certificate of Incorporation of RCFC;

m)          Amendment to the Certificate of Incorporation of Dollar Thrifty Funding Corp.; and

n)	Amendment to the Bylaws of Dollar Thrifty Funding Corp.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Base Indenture.

WHEREAS, pursuant to Sections 11.1 and 11.2 of the Base Indenture, and similar operative amendment provisions of the Related Documents for each Series of Notes outstanding, RCFC, DTAG, and DTG Operations desire to obtain the consent of the undersigned parties to enter into the Amended Transaction Documents.

WHEREAS, pursuant to Section 8.5 of the Base Indenture, and similar operative waiver provisions of the Related Documents for each Series of Notes outstanding, RCFC, DTAG, and DTG Operations desire to enter into a one-time waiver with the undersigned parties of certain provisions of the Base Indenture and the Related Documents in certain respects as provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged:

Each of the undersigned parties to one or more of the Related Documents with respect to a Series of Notes issued under the Base Indenture, does hereby:

(a)           irrevocably and unconditionally consent to the execution, delivery and performance by each of the parties thereto, of each of the Amended Transaction Documents to the extent that the consent of the undersigned is required, and

(b)          waive any and all currently existing breaches, defaults, Potential Amortization Events, Amortization Events, Potential Lease Events of Default, Lease Events of Default, Limited Liquidation Events of Default, Liquidation Events of Default, Potential Enhancement Agreement Events of Default or Enhancement Agreement Events of Default under the Base Indenture and the Related Documents, as amended, which are or may be, immediately or with the passage of time, a result of or occasioned solely by reason of the matters set forth in the press release issued by DTAG dated February 5, 2007, relating to its historical financial statements; provided that DTAG shall have filed, on or prior to March 16, 2007, (i) an amendment to its Annual Report on Form 10-K for the year ended December 31, 2005 to amend and restate financial statements and other financial information for the years ended December 31, 2005, 2004, 2003, 2002 and 2001, and for each of the quarters in the years ended December 31, 2005 and 2004 and (ii) amendments to its Quarterly Reports on Form 10-Q for each of the periods ended September 30, 2006, June 30, 2006, and March 31, 2006 to amend and restate financial statements for the first three quarters of 2006, in order to correct errors related to the accounting for certain derivative transactions under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and errors related to its estimated effective state income tax rate, which resulted in a cumulative overstatement of the net deferred state tax liability of approximately $5 million at December 31, 2005 (such amendments, the “Restated Financial Information”) and such Restated Financial Information shall be consistent in all material respects with the amounts and other information set forth in the above referenced press release dated February 5, 2007.

                IN WITNESS WHEREOF, each of the parties has caused this Master Consent and Waiver Agreement to be duly executed as of the day and year first written above.

RENTAL CAR FINANCE CORP., as Issuer, Lessor, Financing Source and Beneficiary

By ______________________________________________

Pamela S. Peck

Vice President and Treasurer

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as Master Servicer and Guarantor

By ______________________________________________

Pamela S. Peck

Vice President and Treasurer

DTG OPERATIONS, INC., as Lessee, Servicer and Lessee Grantor

By ______________________________________________

Pamela S. Peck

Treasurer

DOLLAR THRIFTY FUNDING CORP., as Series 1998-1 Noteholder

By ______________________________________________

Pamela S. Peck

Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Beneficiary and Enhancement Agent

By ______________________________________________

Name:

Title:

By ______________________________________________

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Master Collateral Agent

By ______________________________________________

Name:

Title:

By ______________________________________________

Name:

Title:

ABN AMRO BANK N.V., as managing agent, conduit facility bank and liquidity lender

By ______________________________________________

Name:

Title:

By ______________________________________________

Name:

Title:

Purchaser Percentage: $11.76471%

Liquidity Commitment: $50,000,000

Percentage: 8.92857%

BNP PARIBAS, as managing agent, conduit facility bank and liquidity lender

By ______________________________________________

Name:

Title:

By ______________________________________________

Name:

Title:

Purchaser Percentage: $11.76471%

Liquidity Commitment: $50,000,000

Percentage: 8.92857%

DEUTSCHE BANK AG, NEW YORK BRANCH, as committed purchaser and liquidity lender

By ______________________________________________

Name:

Title:

By ______________________________________________

Name:

Title:

Purchaser Percentage: $11.76471%

Liquidity Commitment: $50,000,000

Percentage: 9.82142%

DRESDNER BANK AG, as managing agent and conduit facility bank

By ______________________________________________

Name:

Title:

By ______________________________________________

Name:

Title:

Purchaser Percentage: $23.52941%

JP MORGAN CHASE BANK, NATIONAL ASSOCIATION, as managing agent, conduit facility bank and liquidity lender

By ______________________________________________

Name:

Title:

Purchaser Percentage: $11.76471%

Liquidity Commitment: $50,000,000

Percentage: 9.82142%

MIZUHO CORPORATE BANK, LTD., as managing agent and liquidity lender

By ______________________________________________

Name:

Title:

Liquidity Commitment: $25,000,000

Percentage: 4.46428%

THE BANK OF NOVA SCOTIA, as managing agent, conduit facility bank and liquidity lender

By ______________________________________________

Name:

Title:

Purchaser Percentage: $17.64706%

Liquidity Commitment: $35,000,000

Percentage: 6.25%

WORKING CAPITAL MANAGEMENT CO., LP, as committed purchaser and conduit purchaser

By ______________________________________________

Name:

Title:

Percentage: 11.76471%

CREDIT SUISSE, ACTING THROUGH ITS

NEW YORK BRANCH, as liquidity agent and liquidity lender

By ______________________________________________

Name:

Title:

By ______________________________________________

Name:

Title:

Liquidity Commitment: $55,000,000

Percentage: 9.82142%

BANK OF MONTREAL, as liquidity lender

By ______________________________________________

Name:

Title:

Liquidity Commitment: $50,000,000

Percentage: 8.92857%

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as liquidity lender

By ______________________________________________

Name:

Title:

Liquidity Commitment: $25,000,000

Percentage: 4.46428%

COMERICA BANK, as liquidity lender

By ______________________________________________

Name:

Title:

Liquidity Commitment: $25,000,000

Percentage: 4.46428%

CREDIT INDUSTRIEL ET COMMERCIAL, as liquidity lender

By ______________________________________________

Name:

Title:

By ______________________________________________

Name:

Title:

Liquidity Commitment: $25,000,000

Percentage: 6.25%

KEYBANK NATIONAL ASSOCIATION, as liquidity lender

By ______________________________________________

Name:

Title:

Liquidity Commitment: $25,000,000

Percentage: 4.46428%

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, as liquidity lender

By ______________________________________________

Name:

Title:

By ______________________________________________

Name:

Title:

Liquidity Commitment: $50,000,000

Percentage: 8.92857%

WELLS FARGO BANK, N.A., as liquidity lender

By ______________________________________________

Name:

Title:

Liquidity Commitment: $25,000,000
Percentage: 4.46428%

CREDIT SUISSE, ACTING THROUGH ITS NEW YORK BRANCH, as Enhancement Provider

By ______________________________________________

Name:

Title:

By ______________________________________________

Name:

Title:

MBIA INSURANCE CORPORATION, as Series 2003-1 Insurer

By ______________________________________________

Name:

Title:

AMBAC ASSSURANCE CORPORATION, as Series 2004-1 Insurer

By ______________________________________________

Name:

Title:

XL CAPITAL ASSURANCE INC., as Series

2005-1 Insurer

By ______________________________________________

Name:

Title:

AMBAC ASSURANCE CORPORATION, as Series 2006-1 Insurer

By ______________________________________________

Name:

Title: